UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 15, 2011
____________________

Tegal Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)
000-26824
(Commission
File Number)
68-0370244
(I.R.S. Employer
Identification No.)

140 2nd Street Suite 318
Petaluma, CA 94952
(Address of Principal Executive Offices)

(707) 763-5600
(Registrant’s telephone number, including area code)

_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03        Material Modification to Rights of Security Holders

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 15, 2011, Tegal Corporation (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Amendment”).  The Amendment effected a one-for-five (1-for-5) reverse stock split of the Company’s outstanding common stock, par value $0.01 per share.  The reverse stock split became effective at 5:00 pm Eastern Time on June 15, 2011 (the “Effective Date”).

At the Company’s special meeting of stockholders held on June 15, 2011, the stockholders approved the Amendment and authorized the Company’s Board of Directors, acting in its discretion, to effect a reverse stock split of the Company’s outstanding shares of common stock at a specific ratio within the range of 1-for-3 to 1-for-5.  The Company’s Board of Directors determined that it is in the best interests of the Company to effect a one-for-five reverse stock split, primarily to increase the per share trading price of the Company’s common stock above $1.00 in order to maintain the Company’s listing on The Nasdaq Capital Market and to help make the stock more attractive to institutional investors.  As a result of the reverse stock split, each five (5) outstanding shares of pre-split common stock were automatically combined into one (1) share of post-split common stock.  No fractional shares will be issued.  The Company will pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Company’s common stock on The Nasdaq Capital Market during regular trading hours for the five trading day period ending on the last business day immediately preceding the Effective Date (as adjusted to give effect to the reverse split).  The Company’s stockholders will receive instructions from the Company’s transfer agent regarding the exchange of outstanding pre-split stock certificates for post-split shares of common stock.  Upon submission of the necessary documentation by a stockholder of record to the Company's transfer agent pursuant to such instructions, the transfer agent will distribute to such stockholder a new certificate together with a cash payment in lieu of fractional shares. Proportional adjustments will be made to the Company’s outstanding stock warrants, stock options and other equity awards and to the Company’s equity compensation plans to reflect the reverse stock split.

The trading of the Company’s common stock on the Nasdaq Capital Market on a split-adjusted basis began at the opening of trading on June 17, 2011.  The Company’s common stock is currently trading on The Nasdaq Capital Market under the symbol “TGAL” with the letter “D” appended to the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred, after which time it will revert to trading under the symbol “TGAL.”

The Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  On June 15, 2011, the Company issued a press release announcing the reverse stock split.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  For further information related to the reverse stock split, please refer to the Company’s definitive proxy statement as filed with the Securities and Exchange Commission on May 23, 2011.

Item 5.07        Submission of Matters to a Vote of Security Holders

As disclosed under Item 5.03 above, the Company held a special meeting on June 15, 2011.  The Company’s stockholders voted on a proposal to approve an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a specific ratio within a range from 1-for-3 to 1-for-5 and to grant authorization to the Board of Directors to determine, at its discretion, the timing and the specific ratio of the reverse stock split.  The results of voting were as follows:

For	Against	Abstain	Broker Non-Votes
5,931,831	355,534	2,378	0

For more information on the proposal, see the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 23, 2011.

The number of shares of common stock entitled to vote at the special meeting was 8,444,714.  The number of shares of common stock present or represented by valid proxy at the special meeting was 6,289,743.  Stockholders at the special meeting approved the proposal described above.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

3.1	Certificate of Amendment of Certificate of Incorporation of Tegal Corporation.

99.1	Press Release dated June 15, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2011	TEGAL CORPORATION
	By:	/s/ Christine Hergenrother
	Name: Title:	Christine Hergenrother Chief Financial Officer